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                                                   Registration No. 333-78927

                      SECURITIES AND EXCHANGE COMMISSION

                             Washington D.C. 20549

                        POST EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                            VERIZON NEW JERSEY INC.

            (Exact name of registrant as specified in its charter)

       NEW JERSEY                                         22-1151770
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                  540 Broad Street, Newark, New Jersey 07101
                                (973) 649-9900
         (Address and telephone number of principal executive offices)

                               _________________

   David S. Kauffman, Esq.                                 Neil D. Olson
  Verizon New Jersey Inc.                           Verizon New Jersey Inc.
1095 Avenue of the Americas                        1095 Avenue of the Americas
  New York, New York 10036                           New York, New York 10036
       (212) 395-2121                                     (212) 395-2121

        (Names, addresses and telephone numbers of agents for service)

                               _________________

                    Copies to: Robert W. Mullen, Jr., Esq.
                      Milbank, Tweed, Hadley & McCloy LLP
                            1 Chase Manhattan Plaza
                           New York, New York 10005
                               _________________



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                             EXPLANATORY STATEMENT

        On July 30, 1993, Verizon New Jersey Inc. (the "Company") filed a Registration Statement on Form S-3 (Registration No. 333-78927) (the "Registration Statement"), which registered an aggregate of $300,000,000 of debentures of the Company (the "Debentures"), which Debentures remain unsold. This Post-Effective Amendment No. 1 to the Registration Statement is being filed to remove from registration all Debentures registered under the Registration Statement and remaining unsold by the Company as of the date hereof.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of New York, State of New York, on the 25th day of June, 2001.


                                                     VERIZON NEW JERSEY INC.
                                                        (Registrant)

                                                         /s/ Edwin F. Hall
                                                     By: _______________________
                                                         Edwin F. Hall
                                                         Chief Financial
                                                         Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement is signed below by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

            *                                President           June 25, 2001
_________________________________            and Director
    Dennis M. Bone



Principal Financial and Accounting Officer:


            *
_________________________________            Chief Financial     June 25, 2001
    Edwin F. Hall                            Officer




            *                                Director            June 25, 2001
_________________________________
    Bruce D. Cohen

            *                                Director            June 25, 2001
_________________________________
    Joseph M. Milanowycz


*By: /s/ Edwin F. Hall
    ______________________________
    Individually and as Attorney in Fact



                                     II-1

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                                 EXHIBIT INDEX

Exhibit
Number
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24        -     Powers of Attorney.